EXHIBIT 10.5

SECURITY AGREEMENT

DATED 20 DECEMBER 2019

between

AEN 01 B.V.

as Pledgor and

[*]

as Pledgee

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TABLE OF CONTENTS

Clause		Page
1	DEFINITIONS AND INTERPRETATION	3
2	CREATION OF SECURITY	5
3	AUTHORITY TO COLLECT	5
4	REPRESENTATIONS	6
5	UNDERTAKINGS	6
6	ENFORCEMENT	7
7	FURTHER ASSURANCES AND POWER OF ATTORNEY	8
8	TERMINATION	9
9	ASSIGNMENT	10
10	NOTICES	10
11	MISCELLANEOUS	10
12	ACCEPTANCE	11
13	GOVERNING LAW AND JURISDICTION	11

SCHEDULES

SCHEDULE 1

Collateral

SCHEDULE 2

Forms of notice of pledge

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THIS SECURITY AGREEMENT is dated______________ 2019 and made between:

(1)	AEN 01 B.V., having its official seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch trade register under number 75068370 (the Pledgor); and

(2)	[*] (the Pledgee).

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.1.1	Capitalised terms used but not defined in this Agreement shall have the meaning given thereto in the Subscription Agreement .

1.1.2	In this Agreement:

Account means any present and future bank account of the Pledgor which is administered in the Netherlands, including the accounts listed in Schedule 1 (Collateral).

Account Bank means any bank appointed to be the Account Bank pursuant to Clause 13.1 (General account provisions) of schedule 2 of the Subscription Agreement, in the books of which is opened an Account.

Account Right means any Receivable against an Account Bank in respect of any Account.

Agreement means this security agreement.

Collateral means:

(a) each Account Right; and

(b) each Intercompany Receivable.

Debtor means any person from whom any Receivable is or may be due to the Pledgor.

Enforcement Event means (i) a default by the Pledgor in the performance of the Secured Liabilities (whether in whole or in part) provided that such default constitutes an Event of Default which is continuing and (ii) notice being given to Issuer in accordance with clause 14.2

(Acceleration) of Schedule 2 (Terms and Conditions) of the Subscription Agreement.

Intercompany Debtor means a Debtor in respect of any Intercompany Receivable.

Intercompany Receivable means any Receivable against an Intercompany Debtor, except the EUR 1,640,000 EUR loan agreement between Zonnepark Rilland B.V. as debtor and the Pledgor as creditor.

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Party means a party to this Agreement.

Receivables means any present and future right, claim and receivable (vordering op naam) both actual and contingent, of the Pledgor.

Right of Pledge means a right of pledge created by this Agreement.

Secured Liabilities means all present and future liabilities and contractual and non-contractual obligations consisting of monetary payment obligations (vorderingen tot voldoening van een geldsom) of the Pledgor to the Pledgee, at any time, both actual and contingent and whether incurred solely or jointly or as principal, surety or in any other capacity whether for principal, interest, costs or otherwise under or in connection with the Subscription Agreement, this Agreement and the other Finance Documents.

Subscription Agreement means the subscription agreement dated 20 December 2019 in relation to EUR 2,150,000 convertible bonds issued by the Pledgor between the Pledgor as issuer and the Pledgee as subscriber.

1.2	Interpretation

1.2.1	Unless a contrary indication appears, any reference in this Agreement to:

	(a)	a Clause or a Schedule is a reference to a clause or a schedule of this Agreement;

	(b)	this Agreement, the Subscription Agreement, a Finance Document or any other agreement or instrument includes all amendments, supplements, novations, restatements or re-enactments (without prejudice to any prohibition thereto) however fundamental and of whatsoever nature thereunder and includes (i) any increase or reduction in any amount available under the Subscription Agreement or any other Finance Document (as amended, supplemented, novated, restated or re-enacted) or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used, (ii) any facility provided in substitution of or in addition to the facilities originally made available thereunder, (iii) any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing and (iv) any combination of the foregoing, and the Secured Liabilities include all of the foregoing;

	(c)	person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, partnership or other entity (whether or not having separate legal personality) or two or more of the foregoing;

	(d)	the Pledgee, the Pledgor, a Debtor or any other person includes its successors in title, permitted assigns and permitted transferees; and

	(e)	a provision of law is a reference to that provision as amended or re-enacted.

1.2.2	Clause and Schedule headings are for ease of reference only. Schedules form an integral part of this Agreement.

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1.2.3	An Enforcement Event shall constitute a verzuim (as meant in Section 3:248 (1) of the Dutch Civil Code) in the performance of the Secured Liabilities or any part thereof, without, any summons or notice of default (aanmaning of ingebrekestelling) being sent or required.

2	CREATION OF SECURITY

2.1	Right of Pledge

The Pledgor agrees with the Pledgee to grant and grants in favour of the Pledgee, to the extent necessary in advance (bij voorbaat), a right of pledge (pandrecht) over its Collateral and any accessory rights (afhankelijke rechten) and ancillary rights (nevenrechten) attached to the Collateral as security for the Secured Liabilities.

2.2	Perfection – notification

2.2.1	The Pledgor shall notify each Account Bank and Intercompany Debtor of each Right of Pledge by serving a notice substantially in the relevant form attached as Schedule 2 (Forms of Notice of Pledge) on the date of this Agreement and on each date a person becomes an Account Bank or an Intercompany Debtor.

2.2.2	The Pledgor shall return each notice referred to in Clause 2.2.1 duly acknowledged by each relevant Account Bank and Intercompany Debtor within 5 Business Days from the date of notification.

2.2.3	Until notification of a Right of Pledge in respect of a Receivable to the relevant Debtor thereof, and provided that this Agreement is registered with the Dutch tax authorities, that Right of Pledge constitutes an undisclosed right of pledge (stil pandrecht) over that Receivable.

3	AUTHORITY TO COLLECT

3.1	Authority to collect the Receivables

3.1.1	Upon notification of a Right of Pledge to a Debtor, only the Pledgee may collect and receive payment of the relevant Receivables in accordance with Section 3:246 (1) of the Dutch Civil Code. In respect of a Right of Pledge which has been or will be notified to a Debtor in accordance with Clause 2.2 (Perfection – notification) and subject to Clause 3.1.2, the Pledgee authorises the Pledgor to collect and receive payment of the relevant Receivables.

3.1.2	Upon the occurrence of an Event of Default which is continuing:

(a) if a Debtor has been notified of a Right of Pledge in accordance with Clause 2.2 (Perfection – notification), the Pledgee may terminate the authorisation granted pursuant to Clause 3.1.1 by giving notice thereof to the Pledgor and the relevant Debtor; and

(b) if a Debtor has not been notified of a Right of Pledge, the Pledgee may serve notice of the relevant Right of Pledge and give payment instructions to any Debtor or instruct the Pledgor to do so,

following which the Pledgee may exercise all rights of the Pledgor in relation to the Receivables towards such Debtor.

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4	REPRESENTATIONS

4.1	General

4.1.1	The Pledgor makes the representations in this Clause 4 in respect of itself or its Collateral existing on the date the representations are made.

4.1.2	The representations in this Clause 4 are made on the date of this Agreement and the representations in Clause 4.2 (Ranking) and Clause 4.3 (Collateral) are repeated on each date the Pledgor acquires a future Receivable or a person becomes a Debtor.

4.2	Ranking

Save for Permitted Security, each Right of Pledge is a first ranking right of pledge (pandrecht eerste in rang).

4.3	Collateral

4.3.1	Unless permitted under Clause 5.3 (Permitted dealings, its Collateral has not been transferred, assigned, pledged, made subject to a limited right (beperkt recht) or otherwise encumbered to any person other than the Pledgee.

4.3.2	It is entitled (bevoegd) to pledge its Collateral.

4.3.3	Its Collateral is capable of being transferred, assigned and pledged.

4.3.4	Its Collateral is not subject to any attachment.

4.4	Information

It has no other Accounts and Intercompany Debtors than those listed in Schedule 1 (Collateral) or notified to the Pledgee in accordance with Clause 4.4 (Information).

5	UNDERTAKINGS

5.1	General

The undertakings in this Clause 5 remain in force from the date of this Agreement until each Right of Pledge is terminated in accordance with Clause 8 (Termination).

5.2	Collateral

Unless explicitly permitted under Clause 5.3 (Permitted dealings), the Pledgor shall not:

(a) transfer, assign, pledge, make subject to a limited right (beperkt recht) or otherwise encumber the Collateral;

(b) release or waive (afstand doen van) any of the Collateral;

(c) waive or terminate any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten) attached to the Collateral;

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(d) agree with a court composition or an out-of-court composition (gerechtelijk of buitengerechtelijk akkoord) or enter into any settlement agreement in respect of the Receivables; or

(e) perform any act which materially adversely affects or may materially adversely affect the Collateral or any Right of Pledge.

5.3	Permitted dealings

Clause 5.2 (Collateral) does not apply to Permitted Security or any other act explicitly permitted under the Subscription Agreement until the occurrence of an Event of Default.

5.4	Information

5.4.1	The Pledgor shall promptly notify the Pledgee after:

(a) it has opened a new Account; and

(b) a Receivable has arisen against a new Intercompany Debtor. after the date of this Agreement.

5.4.2	The Pledgor shall promptly at the Pledgee's first request, but prior to an Event of Default which is continuing, no more than once every calendar quarter:

(a) submit an up-to-date overview of its Collateral; and

(b) provide the Pledgee with any additional information and with copies of all relevant documentation relating to the Collateral.

5.4.3	The Pledgor shall, at the pledgee’s written request, allow the Pledgee to inspect its administrative records in respect of the Collateral.

5.4.4	The Pledgor shall promptly notify in writing, at its own cost, the existence of this Agreement and each Right of Pledge to any court process server (deurwaarder), bankruptcy trustee (curator), administrator (bewindvoerder) or similar officer in any jurisdiction or to any other person claiming to have a right to the Collateral and shall promptly send to the Pledgee a copy of the relevant correspondence.

6	ENFORCEMENT

6.1	Enforcement

6.1.1	Upon the occurrence of an Enforcement Event, the Pledgee shall have the right to enforce any Right of Pledge in accordance with Dutch law and any other applicable law and may take all (legal) steps and measures which it deems necessary for that purpose.

6.1.2

Upon the Pledgee becoming entitled to collect the Receivables pursuant to Clause 3.1 (Authority to collect the Receivables), the Pledgee shall have the right to exercise any accessory rights (afhankelijke rechten) or ancillary rights (nevenrechten), enter into court compositions or out-of- court compositions (gerechtelijke of buitengerechtelijke akkoorden) and to cast a vote in connection with such compositions and to enter into any settlement agreement regarding the Receivables with any Debtor or any other person.

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6.2	Enforcement waivers

6.2.1	The Pledgee shall not be obliged to give notice of a sale of the Collateral to the Pledgor, debtors, holders of a limited right (beperkt recht) or persons who have made an attachment (beslag) on the Collateral (as provided in Sections 3:249 and 3:252 of the Dutch Civil Code).

6.2.2	The Pledgor waives its rights to make a request to the court:

	(a)	to determine that the Collateral shall be sold in a manner deviating from the provisions of Section 3:250 of the Dutch Civil Code (as provided in Section 3:251 (1) of the Dutch Civil Code); and

	(b)	to collect and receive payment of the Receivables after a Right of Pledge has been disclosed or as relevant, the authorisation has been terminated in accordance with Clause 3.1.2 (Authority to collect the Receivables) (as provided in Section 3:246 (4) of the Dutch Civil Code).

6.2.3	The Pledgor waives its rights to demand that the Pledgee:

	(a)	shall first enforce any security granted by any other person pursuant to Section 3:234 of the Dutch Civil Code;

	(b)	shall first proceed against or claim payment from any other person or enforce any guarantee, before enforcing any Right of Pledge; and

	(c)	pays for costs which it has made in respect of the Collateral pursuant to Section 3:233 (2) of the Dutch Civil Code.

6.2.4	The Pledgor waives its right (a) to set-off (verrekenen) its claims (if any) against the Pledgee under or in connection with this Agreement against the Secured Liabilities and (b) if it has granted security for any other person's obligations, to invoke the suspension or the termination of its liability for any Secured Liabilities pursuant to Section 6:139 of the Dutch Civil Code.

6.3	Application of monies

Subject to the mandatory provisions of Dutch law on enforcement, all monies received or realised by the Pledgee in connection with the enforcement of any Right of Pledge or the collection of Receivables following an Enforcement Event shall be applied by the Pledgee in accordance with the relevant provisions of the Subscription Agreement .

7	FURTHER ASSURANCES AND POWER OF ATTORNEY

7.1	Further assurances

7.1.1	The Pledgor shall at its own cost execute any instrument, provide such assurances and do all acts as may be necessary for:

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(a)	perfecting, preserving or protecting any Right of Pledge created (or intended to be created) by, or other right of the Pledgee under this Agreement;

(b)	exercising any power, authority or discretion vested in the Pledgee under this Agreement;

(c)	ensuring that any Right of Pledge and any obligation of the Pledgor under this Agreement shall inure to the benefit of any successor, transferee or assignee of the Pledgee; or

(d)	facilitating the collection or control of the Collateral or the enforcement of a Right of Pledge.

7.1.2	If no valid right of pledge is created pursuant to this Agreement in respect of any Collateral, the Pledgor irrevocably and unconditionally undertakes to pledge to the Pledgee such Collateral as soon as it becomes available for pledging, by way of supplemental agreements or deeds or other instruments on the same (or similar) terms of this Agreement.

7.2	Power of attorney

7.2.1	The Pledgor irrevocably and unconditionally appoints the Pledgee as its attorney for as long as any of the Secured Liabilities are outstanding for the purposes of doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Pledgor itself could do, execute, sign or register in relation to the Collateral or this Agreement.

7.2.2	The appointment under Clause 7.2 will only be exercised by the Pledgee in case of an Event of Default which is continuing or if the Pledgor has not acted in accordance with the material provisions of this Agreement and is given with full power of substitution and also applies to any situation where the Pledgee acts as the Pledgor's counterparty or as a representative of the Pledgor's counterparty.

8	TERMINATION

8.1	Continuing security

8.1.1	Each Right of Pledge shall remain in full force and effect until all Secured Liabilities have been irrevocably and unconditionally paid in full (to the Pledgee's satisfaction) and no new Secured Liabilities will arise (in the sole opinion of the Pledgee), unless terminated by the Pledgee pursuant to Clause 8.2 (Termination by Pledgee).

8.1.2	In case a Right of Pledge is terminated, the Pledgee shall at the request and expense of the Pledgor provide evidence in writing to the Pledgor to that effect.

8.2	Termination by Pledgee

The Pledgee may terminate by notice (opzeggen) or waive (afstand doen) a Right of Pledge, in respect of all or part of the Collateral and all or part of the Secured Liabilities. The Pledgor agrees in advance to any waiver (afstand van recht) granted by the Pledgee under this Clause 8.2.

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9	ASSIGNMENT

9.1	No assignment – Pledgor

The rights and obligations of the Pledgor under this Agreement cannot be transferred, assigned or pledged in accordance with Section 3:83 (2) of the Dutch Civil Code.

9.2	Assignment – Pledgee

The Pledgee may transfer, assign or pledge any of its rights and obligations under this Agreement in accordance with the Subscription Agreement and the Pledgor, to the extent legally required, irrevocably cooperates with, or consents to, such transfer, assignment or pledge in advance. If the Pledgee transfers, assigns or pledges its rights under the Secured Liabilities (or a part thereof), the Pledgor and the Pledgee agree that each Right of Pledge shall follow pro rata parte the transferred, assigned or pledged rights under the Secured Liabilities (as an ancillary right (nevenrecht) to the relevant transferee, assignee or pledgee) unless the Pledgee stipulates otherwise.

10	NOTICES

Any communication to be made under or in connection with this Agreement shall be made in accordance with the relevant provisions of the Subscription Agreement .

11	MISCELLANEOUS

11.1	Costs

All costs, charges, expenses and taxes in connection with this Agreement shall be payable by the Pledgor in accordance with the relevant provisions of the Subscription Agreement .

11.2	Evidence of debt

An excerpt from the Pledgee's records shall serve as conclusive evidence (dwingend bewijs) of the existence and the amounts of the Secured Liabilities, subject to proof to the contrary. A disagreement with respect thereto does not affect the rights of the Pledgee under or in connection with this Agreement.

11.3	No liability Pledgee

Except for its gross negligence (grove nalatigheid) or wilful misconduct (opzet), the Pledgee shall not be liable towards the Pledgor for not (or not completely) collecting, recovering or selling the Collateral or any loss or damage resulting from any collection, recovery or sale of the Collateral or arising out of the exercise of or failure to exercise any of its powers under this Agreement or for any other loss of any nature whatsoever in connection with the Collateral or this Agreement.

11.4	Severability

11.4.1	If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction that shall not affect:

(a)	the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

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11.4.2	The Pledgor and the Pledgee shall negotiate in good faith to replace any provision of this Agreement which may be held unenforceable with a provision which is enforceable and which is as similar as possible in substance to the unenforceable provision.

11.5	No rescission

The Pledgor waives, to the fullest extent permitted by law, its rights to rescind (ontbinden) this Agreement, to suspend (opschorten) any of its obligations or liability under this Agreement, to nullify (vernietigen) or to invoke the nullity (nietigheid) of this Agreement on any ground under Dutch law or under any other applicable law.

11.6	No waiver

No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

11.7	Amendment

Any term of this Agreement may only be amended or waived in writing.

11.8	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

12	ACCEPTANCE

The Pledgee accepts each Right of Pledge and all terms, waivers, authorities and powers pursuant to this Agreement and any Supplemental Security Agreement.

13	GOVERNING LAW AND JURISDICTION

13.1	Governing law

This Agreement including Clause 13.2 and any non-contractual obligations arising out of or in connection with it are governed by Dutch law.

13.2	Jurisdiction

13.2.1	The court (rechtbank) of Amsterdam, the Netherlands has exclusive jurisdiction to settle at first instance any dispute arising out of or in connection with this Agreement (including a dispute regarding this Clause 13 the existence, validity or termination of this Agreement or any non- contractual obligation arising out of or in connection with this Agreement) (a Dispute).

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13.2.2	Each Party agrees that the court (rechtbank) of Amsterdam, the Netherlands is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary.

13.2.3	This Clause 13.2 is for the benefit of the Pledgee only. As a result, the Pledgee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Pledgee may take concurrent proceedings in any number of jurisdictions.

13.3	Acceptance governing law power of attorney

If a Party is represented by an attorney in connection with the execution of this Agreement or any agreement or document pursuant this Agreement:

(a)	the existence and extent of the authority of; and

(b)	the effects of the exercise or purported exercise of that authority by,

that attorney is governed by the law designated in the power of attorney pursuant to which that attorney is appointed and such choice of law is accepted by the other Party.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Remainder of page intentionally left blank

Signature page follows

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Schedule 1

COLLATERAL

1 Accounts

Name financial institution	BIC and IBAN	Contact details (contact person, address, fax, email)

2 Debtors of Intercompany Receivables

Name Intercompany Debtor	Address	Contact details (contact person, address, fax, email)

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Schedule 2

FORMS OF NOTICE OF PLEDGE

FORM OF NOTICE OF PLEDGE – ACCOUNT BANKS

[PLEASE DISCUSS THIS NOTICE AND THE RELEASE REQUESTED HEREIN WITH THE ACCOUNT

BANK AS SOON AS POSSIBLE]

To:	[account bank]
[address]
[fax number]

From:	[name pledgor]
[address]
[fax number]

Copy to:	[*]

Dear Sirs,

We give you notice that by a security agreement dated 20 December 2019 (the Agreement), we have granted a right of pledge (pandrecht) over any present and future right, claim and receivable in respect of our bank accounts with you[, including the bank accounts with numbers ●] (the Accounts), in favour of the Pledgee.

Until further notice in writing by the Pledgee, you are authorised to continue to carry out our payment instructions in connection with the Accounts. The Pledgee will inform you in writing if such authorisation is terminated. Upon receipt of such notice, you will take the necessary actions to ensure that the relevant Account is blocked immediately and carry out payment instructions of the Pledgee only in connection with the Accounts.

This notice is governed by Dutch law.

Yours faithfully,

[place], [date]

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[NAME PLEDGOR]

Name:	Name:
Title:	Title:

We, the undersigned, consent to the right of pledge, acknowledge receipt of this notice of pledge, agree to be bound by its terms and confirm that we have not received a notice of another right of pledge over the Accounts. [In addition, we release any right of pledge, and waive (afstand doen van) any right of set-off (verrekening) and suspension of performance (opschorting) we may have, in respect of the Accounts [other than in respect of fees and costs directly related to administering the Accounts] [until the Pledgee has notified us in writing that the relevant right of pledge pursuant to the Agreement has been terminated].]

[NAME ACCOUNT BANK]

Name:	Name:
Title:	Title:
Date:	Date:

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FORM OF NOTICE OF PLEDGE – INTERCOMPANY DEBTORS

To:	[debtor]
[address]
[fax number]

From:	[name pledgor]
[address]
[fax number]

Copy to:	(the Pledgee)

Dear Sirs,

We give you notice that by a security agreement dated 20 December 2019 (the Agreement), we have granted a right of pledge (pandrecht) over any present and future right, claim and receivable owed by you to us (the Receivables), in favour of the Pledgee.

Until further notice in writing by the Pledgee, we remain authorised to collect and demand payment of the Receivables. The Pledgee will inform you in writing if such authorisation is terminated. Upon receipt of such notice, you will take the necessary actions to ensure that payments are made to the account number specified by the Pledgee.

This notice is governed by Dutch law. Yours faithfully,

[place], [date]

[NAME PLEDGOR]

Name:	Name:
Title:	Title:

We, the undersigned, consent to the right of pledge, acknowledge receipt of this notice of pledge, agree to be bound by its terms and confirm that we have not received a notice of another right of pledge over the Receivables.

[● NAME DEBTOR]

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